Exhibit 99.1
N E W S     R E L E A S E

FOR IMMEDIATE RELEASE:	Stanley Furniture Company, Inc.
September 15, 2009	Investor Contact:	Douglas I. Payne
(276) 627-2157
	Media Contact:	Karen McNeill
(336) 884-8700
STANLEY FURNITURE COMMENTS ON EXPECTED
THIRD QUARTER OPERATING RESULTS
STANLEYTOWN, VA, September 15, 2009/Businesswire/ — Stanley Furniture Company, Inc. (Nasdaq-NGS: STLY) today announced that it expects operating results for the third quarter of 2009 to be worse than the second quarter of 2009. Third quarter 2009 sales are expected to be less than the second quarter of 2009. The Company expects its operating loss to increase in the third quarter of 2009 from the second quarter 2009 operating loss.
The anticipated higher operating loss stems from the disruption caused by the transition of approximately one-third of the Company’s Young America products from off-shore sourcing to its own domestic manufacturing facilities, lower sales, and an estimated $900,000 of accelerated depreciation due to a previously announced warehouse consolidation.
“The decision to bring all Young America production back to our own domestic facilities was necessary to regain control of the entire production process so we can reposition Young America as the trusted children’s furniture brand for safety, broad selection, quick delivery and environmental commitment,” commented Glenn Prillaman, President and Chief Operating Officer. “While near term this move will be disruptive to our operating results, we expect the long term impact to be very beneficial as we clearly distinguish our Young America product line from competition in the marketplace. This does not impact our blended strategy of combining domestic manufacturing with global sourcing for adult product lines.”
“We believe our sales performance is indicative of consumer demand for residential wood furniture in our price segment. Demand for better goods continues to bump along at very depressed levels. We remain confident that the actions we are taking will better position the Company for sales growth and improved operating results as we eventually exit this recessionary period,” said Albert Prillaman, Chairman and Chief Executive Officer.
Stanley Furniture expects to release its third quarter 2009 financial results after the market close on October 14, 2009. Management will host a conference call at 9:00am EST on October 15, 2009. The dial-in number is (877) 407-8029. The call will also be web cast and archived on the Company’s web site at www.stanleyfurniture.com.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Its common stock is traded on the Nasdaq stock market under the symbol STLY.
Forward-Looking Statements
Certain statements made in this report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, business failures or loss of large customers, competition in the furniture industry including competition from lower-cost foreign manufacturers, our success in transitioning Young America products to our domestic manufacturing facilities, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in China or other countries from which we source products, international trade policies of the United States and countries from which we source products, manufacturing realignment, the inability to obtain sufficient quantities of quality raw materials in a timely manner, the inability to raise prices in response to inflation and increasing costs, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, environmental, health, and safety compliance costs, and extended business interruption at manufacturing facilities. Any forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.